       1                                                             EXHIBIT 3.1

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  CONSIL CORP.

KNOW ALL MEN BY THESE PRESENTS that the undersigned, being officers of the corporation, citizens of the United States of America and over the age of eighteen years, do hereby make, sign, acknowledge, and file these Restated Articles of Incorporation on behalf of ConSil Corp. as follows:


                                   ARTICLE I.
                                      Name

The name of this corporation is and shall be ConSil Corp.


                                   ARTICLE II.
                                Registered Office

The location and post office address of the corporation's registered office in the State of Idaho shall be 6500 Mineral Drive, Coeur d'Alene, Idaho 83814-8788.


                                  ARTICLE III.
                                    Duration

The corporate existence of this corporation shall be perpetual.


                                   ARTICLE IV.
                                     Purpose

The purpose of this corporation shall be to transact any and all lawful business for which corporations may be incorporated under the Idaho Business Corporation Act, in general, to have and exercise all the powers conferred by the laws of the Idaho upon corporations formed under the Idaho Business Corporation Act, and to do any and all things herein set forth to the same extent as natural persons might or could do.


                                   ARTICLE V.
                                     Shares

The authorized capital stock of the corporation shall consist of two classes of stock, designated as "Common Stock" and "Preferred Stock."

The total number of shares of Common Stock that the corporation will have authority to issue is Twenty Million (20,000,000), $.10 per share par value. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.





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The  total number of  shares of Preferred  Stock that the  corporation will have authority to issue is Ten Million (10,000,000).  The Preferred  Stock shall have
a  par value  of  $.25 per  share.   The Preferred  Stock  shall be  entitled to
preference over the Common Stock with respect to the distribution of assets of the corporation in the event of liquidation, dissolution or winding-up of the corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its shareholders for the purpose
of  winding-up its  affairs.   The authorized but  unissued shares  of Preferred
Stock may be  divided into and issued in designated series  from time to time by
one or more  resolutions adopted by the  Board of Directors.   The Directors  in
their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock issued by the corporation.


                                   ARTICLE VI.
                                    Directors

The number of directors of this corporation, who need not be Shareholders, shall be not less than three, but in no event shall the number of directors exceed nine. The number, qualifications, terms of office, manner of elections, time and place of meeting and the powers and duties of the directors shall be such as are prescribed by the Bylaws of this corporation.


                            ARTICLE VII.

A director or officer of the corporation shall not, in the absence of actual fraud, be disqualified by his office from dealing or contracting with the corporation, either as vendor, purchaser, or otherwise; and in the absence of actual fraud, no transaction or contract of the corporation shall be void or voidable by reason of the fact that any director or officer, or firm of which any director or officer is a member, or any other corporation of which any director or officer is a shareholder, officer or director, is in any way interested in such transaction or contract; provided that such transaction or contract is, or shall be, authorized, ratified, or approved (1) by a vote of a majority of a quorum of the Board of Directors, or the Executive Committee, if any, counting for the purpose of determining the existence of such majority or quorum, any Director, when present, who is so interested; or (2) at a stockholders' meeting by a vote of a majority of the outstanding shares of stock of the corporation represented at such meeting and then entitled to vote, or by writing or writings signed by a majority of such holders of stock which shall have the same force and effect as through such authorization, ratification, or approval were made by the stockholders' and no director or officer shall be liable to account to the corporation for any profits realized by him through any transaction or contract of the corporation authorized, ratified, or approved, as aforesaid, by reason of the fact that he may be, or any firm of which he is a member, or any corporation of which he is a shareholder, officer, or director, was interested in such transaction.

Nothing in this paragraph contained shall create any liability in said events above mentioned, or prevent the authorization, ratification, or approval of such contracts or transactions in any other manner than permitted by law, or invalidate or make voidable any contract or transaction which would be valid without reference to the provisions of this paragraph.


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

                                  ARTICLE VIII.
                   Indemnification and Liability of Directors

A Director of the Company shall not be personally liable to the Company or its Shareholders for monetary damages as a Director except for liability as specifically set forth in the Idaho Business Corporations Act. Further, the Company is authorized to indemnify, agree to indemnify, or obligate itself to advance or reimburse expenses incurred by its Directors, Officers, employees, or agents to the full extend of the laws of the State of Idaho as may now or hereafter exist.

                                   ARTICLE IX.
                                     Bylaws

The Board of Directors shall have the power to modify and alter existing Bylaws or adopt new Bylaws subject to ratification by the Shareholders at the next Annual or Special Meeting.


                                   ARTICLE X.
                                     Voting

The holders of any of the Corporation's capital stock shall possess voting power for the election of Directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation in the exercise of their voting power. The holders of capital stock shall be entitled to one vote for each share held. Cumulative voting for the election of Directors is hereby expressly prohibited.


                                   ARTICLE XI.
                     Resolution Approving Restated Articles


The Restated Articles of Incorporation herein were approved, ratified and adopted by the Unanimous Consent of the Board of Directors effective December 1, 1995.

IN WITNESS WHEREOF, the Corporation has caused these Restated Articles of Amendment to be executed this 1st day of December, 1995.

CONSIL CORP.



BY:   /s/ Michael B. White
     --------------------------------
     MICHAEL B. WHITE, Vice President


ATTEST:



BY:    /s/ Nathaniel K. Adams
     --------------------------------
     NATHANIEL K. ADAMS, Secretary


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

                                  VERIFICATION


I, MICHAEL B. WHITE, Vice President of ConSil Corp., hereby verify the foregoing Restated Articles of Incorporation set forth all of the operative provisions of the Articles of Incorporation as theretofore amended. The Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as theretofore amended, and these Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.



   /s/ Michael B. White
   -----------------------------
MICHAEL B. WHITE, Vice President


STATE OF IDAHO      )
                    )ss
County of Kootenai  )



I, LYNDA RUFENER, notary public, do hereby certify that on this 1st day of December, 1995, personally appeared before me MICHAEL B. WHITE and NATHANIEL K. ADAMS, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as Vice President and Secretary, respectively, and that the statements therein contained are true.


                               /s/ Lynda Rufener
                              ------------------------------------
                              LYNDA RUFENER
                              NOTARY PUBLIC in and for the State of
                              Idaho, residing at Coeur d'Alene.
                              Appointment expires: October 19, 2000






















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